UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GUARDIAN PHARMACY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-3627139
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Galleria Parkway SE Suite 800 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Class A Common Stock, par value $0.001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement number or Regulation A offering statement file number to which the form relates: Registration No. 333-274847

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The title of the class of securities of Guardian Pharmacy Services, Inc. (the “Company”) to be registered hereunder is Class A common stock, par value $0.001 per share (the “Common Stock”).

The description of the Common Stock as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2023 (Registration No. 333-274847), and as has been subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GUARDIAN PHARMACY SERVICES, INC.

Date: September 25, 2024	By:	/s/ Fred P. Burke
		Name:	Fred P. Burke
		Title:	President and Chief Executive Officer